                                                                                                                   EXHIBIT 99.2

                                                        FILENET CORPORATION
                                                  NOTICE OF GRANT OF STOCK OPTION

                  Notice is hereby given of the  following  option grant (the Option) to purchase shares of the
Common Stock of FileNET Corporation (the Corporation):

                  Optionee:         Sam M. Auriemma

                  Grant Date:       September 13, 2000

                  Exercise Price:   $ 20.03 per share

                  Number of Option  Shares: 140,000 shares

                  Expiration Date:  September 12, 2010

                  Type of Option:        Incentive Stock Option

                                     X   Non-Statutory Stock Option

                  Exercise  Schedule:  The Option shall become  exercisable  for  twenty-five  percent (25%) of the
                  Option  Shares upon  Optionee's  completion  of one (1) year of Service  measured  from the Grant
                  Date  and  shall  become  exercisable  for the  balance  of the  Option  Shares  in a  series  of thirty-six  (36)  successive  equal  monthly  installments  upon  Optionee's  completion  of each additional  month of Service  over the  thirty-six  (36)  month  period  measured  from the first anniversary of the Grant Date.

                  Optionee  hereby  agrees to be bound by all the terms and  conditions  of the Option as set forth in the Stock Option Agreement and Prospectus for Special Stock Option Grant attached hereto as Exhibits A and B.

                  All  capitalized  terms in this Notice shall have the meaning  assigned to them in this Notice or in the attached Stock Option Agreement.

DATED:  SEPTEMBER 13, 2000

                                                  FILENET CORPORATION

                                                  By:

                                                  Title:

                                                                      OPTIONEE:  SAM M. AURIEMMA

                                                  Address:

Attachments:
Exhibit A - Stock Option Agreement
Exhibit B - Prospectus for Special Stock Option Grant

                                               FILENET CORPORATION

                                       NON-QUALIFIED STOCK OPTION AGREEMENT

RECITALS

                  A.       The  Compensation  Committee  has  approved a stock option grant to Optionee in order to attract and retain Optionee to serve the Corporation in the capacity of Chief Financial Officer.

                  B.       The option  evidenced by this Agreement is granted to Optionee in  consideration  of the services
Optionee is to render the Corporation and not for any  capital-raising  purposes or in connection with any capital-raising activities.

                  C.       The  granted  option is  intended  to be a  non-qualified  stock  option  which does not satisfy the requirements of Section 422 of the Code.

                  D        All capitalized  terms in this Agreement shall have the meaning  assigned to them in the attached
Appendix.

                  NOW, THEREFORE, it is hereby agreed as follows:

                  1.       Grant of Option.  The  Corporation  hereby grants to Optionee,  as of the Grant Date, an option to purchase up to the number of Option  Shares  specified in the Grant  Notice.  The Option  Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

                  2.       Option  Term.  This option shall have a term of ten (10) years  measured  from the Grant
Date and shall  accordingly  expire at the close of business on the Expiration  Date,  unless sooner  terminated in accordance with
Paragraph 5 or 6.

                  3.       Limited  Transferability.  This option shall be neither  transferable  nor assignable by
Optionee  other than by will or by the laws of  descent  and  distribution  following  Optionee's  death and may be exercised, during  Optionee's  lifetime,  only by  Optionee.  However,  this option may,  in  connection  with the Optionee's  estate plan, be assigned in whole or in part during  Optionee's  lifetime to one or more members of the Optionee's  immediate  family or to a trust  established  for the  exclusive  benefit  of one or more  such  family members.  The  assigned  portion  shall be exercisable  only by the person or persons  who  acquire a  proprietary interest in the option  pursuant to such  assignment.  The terms  applicable  to the assigned  portion shall be the same as those in  effect  for this  option  immediately  prior to such assignment  and  shall be set forth in such documents issued to the assignee as the Compensation Committee may deem appropriate.

                  4.       Dates of  Exercise.  The Option  shall  become  exercisable  for the Option  Shares in a series of  installments  over Optionee's  period of Service in accordance  with the Exercise  Schedule set forth in the Grant
Notice.  As the option  becomes  exercisable  for one or more of such  installments,  those  installments shall  accumulate and the option shall remain  exercisable  for the accumulated  installments  until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

                  5.       Cessation of Service.  The option term  specified in  Paragraph 2 shall  terminate  (and this option shall cease to be  outstanding)  prior to the  Expiration  Date should any of the following  provisions become applicable:

                              (i)           Should  Optionee  cease to remain in  Service  for any  reason
         (other than death or  Permanent  Disability)  while this  option is  outstanding,  then  Optionee shall have a period of three (3) months  (commencing  with the date of such cessation of Service)
         during which to exercise  this option,  but in no event shall this option be  exercisable  at any time after the Expiration Date.

                              (ii)          Should  Optionee  die  while  holding  this  option,  then the personal  representative  of  Optionee's  estate or the  person or  persons to whom the option is transferred  pursuant  to  Optionee's  will  or in  accordance  with  the  laws  of  descent  and distribution  shall have the right to exercise  this  option.  Such right shall  lapse,  and this option  shall  cease to be  outstanding,  upon the  earlier of (i) the  expiration  of the twelve
                                                             -------
         (12)- month period measured from the date of Optionee's death or (ii) the Expiration Date.

                           (iii)            Should   Optionee   cease   Service  by  reason  of  Permanent
         Disability  while this option is  outstanding,  then Optionee  shall have a period of twelve (12)
         months  (commencing  with the date of such  cessation of Service)  during which to exercise  this option.  In no event shall this option be exercisable at any time after the Expiration Date.

                            (iv)            During  the  applicable  post-Service  exercise  period,  this option  may not be  exercised  in the  aggregate  for more than the  number of Option  Shares for which the  option  is  exercisable  at the time of  Optionee's  cessation  of  Service.  Upon the expiration of such exercise  period or (if earlier) upon the Expiration  Date,  this option shall terminate  and cease to be  outstanding  for any  exercisable  Option Shares for which the option has not otherwise  been  exercised.  However,  this option  shall,  immediately  upon  Optionee's cessation of Service,  terminate  and cease to be  outstanding  with respect to any Option Shares for which the option is not otherwise at that time exercisable.

                  6.       Special Acceleration of Option.

                           (a)      This option, to the extent  outstanding at the time of a Corporate  Transaction but not otherwise fully exercisable,  shall automatically  accelerate so that this option shall,  immediately prior to the effective date of the Corporate  Transaction,  become  exercisable  for all of the Option Shares at the time subject  to this  option and may be  exercised  for any or all of those  Option  Shares as  fully-vested  shares of

Common Stock.  No such  acceleration  of this option,  however,  shall occur if and to the extent:  (i) this option is, in connection  with the Corporate  Transaction,  either to be assumed by the successor  corporation  (or parent thereof) or to be  replaced  with a  comparable  option to purchase  shares of the capital  stock of the  successor corporation  (or  parent  thereof)  or (ii) this  option is to be  replaced  with a cash  incentive  program of the successor  corporation  which preserves the spread existing at the time of the Corporate  Transaction on any Option
Shares for which the option is not  otherwise  at that time  exercisable  (the excess of the Fair  Market  Value of those Option  Shares over the  aggregate  Exercise  Price  payable for such  shares) and  provides  for  subsequent pay-out in  accordance  with the  vesting  schedule in effect for those  Option  Shares  pursuant  to the  Exercise
Schedule set forth in the Grant Notice.  The determination of option  comparability  under clause (i) shall be made by the Compensation Committee, and such determination shall be final, binding and conclusive.

                           (b)      Immediately  following the Corporate  Transaction,  this option shall terminate and cease to be  outstanding,  except to the extent  assumed by the successor  corporation  (or parent  thereof) in connection with the Corporate Transaction.

                           (c)      If this  option is assumed in  connection  with a Corporate  Transaction,  then this option shall be appropriately adjusted,  immediately after such Corporate Transaction,  to apply to the number and class of securities  which would have been issuable to Optionee in consummation  of such Corporate  Transaction had the option been exercised immediately prior to such Corporate  Transaction,  and appropriate  adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

                           (d)      This  Agreement  shall not in any way  affect the right of the  Corporation  to adjust,  reclassify,  reorganize or otherwise  change its capital or business  structure or to merge,  consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                  7.       Adjustment  in Option  Shares.  Should any change be made to the Common  Stock by reason of any stock split,  stock dividend,  recapitalization,  combination of shares,  exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's  receipt of consideration,  appropriate adjustments  shall be made to
(i) the  number  and/or  class of  securities  subject  to this  option  and (ii) the Exercise  Price in order to  reflect  such change and  thereby  preclude a dilution  or  enlargement  of  benefits hereunder.

                  8.       Stockholder  Rights.  The holder of this option  shall not have any  stockholder  rights with respect to the Option Shares until such person shall have  exercised the option,  paid the Exercise  Price and become a holder of record of the purchased shares.

                  9.       Manner of Exercising Option.

                           (a)      In order to exercise  this option with respect to all or any part of the Option Shares for which this option is at the time  exercisable,  Optionee (or any other person or persons  exercising the option) must take the following actions:

                                     (i)     Execute  and deliver to the  Corporation  a Notice of Exercise for the number of Option
         Shares for which the option is exercised.

                                     (ii)    Pay the  aggregate  Exercise  Price for the purchased shares in one or more of the following forms:

                                            (A)      cash or check made payable to the Corporation;

                                            (B)      shares  of  Common  Stock  held by  Optionee  (or any
                  other person or persons  exercising  the option) for the requisite  period  necessary to avoid a charge to the  Corporation's  earnings  for  financial  reporting  purposes  and valued at Fair Market Value on the Exercise Date; or

                                            (C)      through  a  special  sale  and  remittance  procedure
                  pursuant  to which  Optionee  (or any other  person or persons  exercising  the  option)
                  shall  concurrently  provide  irrevocable  instructions (a) to a  Corporation-designated brokerage  firm to effect the immediate  sale of the  purchased  shares and remit to the
                  Corporation,  out of the sale  proceeds  available on the  settlement  date,  sufficient funds to cover the aggregate  Exercise  Price payable for the purchased  shares plus all applicable  Federal,  state  and  local  income  and  employment  taxes  required  to be withheld by the  Corporation  by reason of such exercise and (b) to the  Corporation  to deliver the  certificates  for the purchased  shares  directly to such brokerage firm in order to complete the sale.

                           Except  to the  extent  the  sale  and  remittance  procedure  is  utilized  in connection  with the option  exercise,  payment of the Exercise Price must accompany the
                  Notice of Exercise.

                                    (iii)     Furnish     to    the     Corporation     appropriate documentation  that the person
         or persons  exercising  the option (if other than  Optionee)  have the right to exercise this option.

                                    (iv)      Make  appropriate  arrangements  with the Corporation (or Parent or Subsidiary employing or retaining  Optionee) for the  satisfaction of all Federal, state and local income and  employment  tax withholding  requirements  applicable  to the option exercise.

                           (b)      As soon as practical  after the Exercise Date, the  Corporation  shall issue to or on behalf of
Optionee (or any other person or persons  exercising  this option) a certificate  for the purchased Option Shares.

                           (c)      In no event may this option be exercised for any fractional shares.

                  10.      Compliance with Laws and Regulations.       The   exercise   of  this   option  and  the
issuance of the Option Shares upon such exercise  shall be subject to  compliance by the  Corporation  and Optionee with all applicable  requirements  of law  relating  thereto  and with all  applicable  regulations  of any  stock exchange (or the Nasdaq
National  Market, if  applicable)  on which the Common Stock may be listed for trading at the time of such exercise and issuance.

                  11.      Successors  and Assigns.  Except to the extent  otherwise  provided in  Paragraphs 3 and
6, the provisions of this Agreement  shall inure to the benefit of, and be binding upon,  the  Corporation  and its successors  and assigns and  Optionee,  Optionee's  assigns and the legal  representatives,  heirs and  legatees of
Optionee's estate.

                  12.      Governing  Law.  The  interpretation,  performance  and  enforcement  of this  Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                  13.      Notices.  Any notice  required to be given or  delivered  to the  Corporation  under the terms of this Agreement  shall be in writing and addressed to the Corporation at its principal  corporate  offices.  Any notice required to be given or  delivered  to Optionee  shall be in writing and  addressed  to Optionee at the address  indicated  below
Optionee's  signature  line on the Grant Notice.  All notices shall be deemed  effective upon personal  delivery or upon deposit in the U.S. mail,  postage  prepaid and properly  addressed to the party to be notified.

                  14.      Leave  of  Absence.   The  following   provisions   shall  apply  upon  the   Optionee's
commencement of an authorized leave of absence:

                                       (i)     The  exercise  schedule  in  effect  under  the Grant Notice  shall be frozen as of the first day of the  authorized  leave,  and the option  shall not become  exercisable  for any  additional  installments of the  Option  Shares  during the period Optionee remains on such leave.

                                     (ii)      Should   Optionee   resume  active   Employee  status within  sixty  (60) days after
         the start  date of the  authorized  leave,  Optionee  shall,  for purposes of the exercise  schedule set forth in the
         Grant Notice,  receive Service credit for the entire  period of such leave.  If Optionee  does not resume  active  Employee status within such sixty (60)-day period, then no Service credit shall be given for the period of the leave.

                                    (iii)      In no event  shall  this  option  become  exercisable for any  additional  Option
         Shares or otherwise  remain  outstanding  if Optionee does not resume Employee status prior to the Expiration Date of the option term.

                                                     APPENDIX

                  The following definitions shall be in effect under the Agreement:

                  A.       Agreement shall mean this Stock Option Agreement.

                  B.       Board shall mean the Corporation's Board of Directors.

                  C.       Code shall mean the Internal Revenue Code of 1986, as amended.

                  D.       Common Stock shall mean the Corporation's common stock.

                  E.       Compensation Committee shall mean the Compensation Committee of the Board.

                  F.       Corporate   Transaction   shall  mean  either  of  the  following   stockholder-approved
transactions to which the Corporation is a party:

                           (i)      a merger or  consolidation  in which  securities  possessing more than fifty  percent  (50%)  of the  total  combined  voting  power  of the  Corporation's  outstanding securities  are  transferred  to a person or persons  different  from the persons  holding  those securities immediately prior to such transaction, or

                           (ii)     the sale,  transfer or other  disposition of all or substantially  all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

                  G.       Corporation shall mean FileNET Corporation, a Delaware corporation.

                  H.       Employee shall mean the Optionee in his capacity as an employee of the  Corporation  (or any Parent or  Subsidiary),  subject to the control and direction of the employer  entity as to both the work to be performed and the manner and method of performance.

                  I.       Exercise  Date  shall mean the date on which the option  shall  have been  exercised  in accordance with Paragraph 9 of the Agreement.

                  J.       Exercise  Price  shall  mean the  exercise  price  per share as  specified  in the Grant
Notice.

                  J.       Exercise  Schedule  shall mean the schedule  set forth in the Grant  Notice  pursuant to which the option  shall vest and become  exercisable  for the Option  Shares in a series of  installments  over the Optionee's period of Service.

                  K.       Expiration  Date  shall mean the date on which the option  expires as  specified  in the
Grant Notice.

                  L.       Fair Market Value per share of Common Stock on any  relevant  date shall be  determined in accordance with the following provisions:

                           (i)      If the  Common  Stock is at the time  traded  on the  Nasdaq  National
         Market,  then the Fair Market  Value shall be the average of the high and low selling  prices per share of Common  Stock on the date in  question,  as such  prices are  reported  by the  National
         Association  of  Securities  Dealers on the  Nasdaq  National  Market and  published  in  The Wall
         Street  Journal.  If there are no  selling  prices  quoted  for the  Common  Stock on the date in question,  then the Fair Market Value shall be the average of the high and low selling  prices on the last preceding date for which such quotations exist.

                           (ii)     If the Common Stock is at the time listed on any Stock Exchange,  then the Fair  Market  Value  shall be the  average  high and low  selling  prices per share of Common
         Stock on the date in question on the Stock Exchange  determined by the Compensation  Committee to be the  primary  market  for the  Common  Stock,  as such  prices  are  officially  quoted in the composite  tape of  transactions  on such exchange and published in The Wall Street  Journal.  If there are no selling  prices  quoted for the Common Stock on the date in question,  then the Fair
         Market Value shall be the average of the high and low selling  prices on the last  preceding date for which such quotations exist.

                  M.       Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

                  N.       Grant  Notice  shall  mean  the  Notice  of  Grant  of  Stock  Option  accompanying  the
Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

                  O.       Non-Qualified Option shall mean an option not intended to satisfy the  requirements  of
Code Section 422.

                  P.       Notice of  Exercise  shall mean the  written  notice of the option  exercise on the form provided by the Corporation for such purpose.

                  Q.       Option  Shares shall mean the number of shares of Common Stock  subject to the option as specified in the Grant Notice.

                  R.       Optionee  shall mean the person to whom the option is granted as  specified in the Grant
Notice.

                  S.       Parent shall mean any corporation  (other than the  Corporation) in an unbroken chain of corporations  ending  with the  Corporation,  provided  each  corporation  in the  unbroken  chain  (other than the Corporation)
owns, at the time of the  determination,  stock  possessing  fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  T.       Permanent  Disability  shall mean the inability of Optionee to engage in any substantial gainful  activity  by reason of any  medically  determinable  physical  or mental  impairment  which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

                  U.       Service shall mean the Optionee's  performance of services for the  Corporation  (or any
Parent or  Subsidiary)  in the  capacity of an  Employee,  a  non-employee  member of the board of  directors  or a consultant or independent advisor.

                  V.       Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

                  W.       Subsidiary  shall mean any  corporation  (other  than the  Corporation)  in an  unbroken chain of corporations  beginning with the Corporation,  provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the  determination,  stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.